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                                                                    Exhibit 99.2

         [LETTERHEAD OF COMMERCIAL CAPITAL BANCORP, INC. APPEARS HERE]

Contact: Stephen H. Gordon      Chairman & CEO        Telephone:(949) 585-7500
         David S. DePillo       President & COO       Facsimile: (949) 585-0174


         COMMERCIAL CAPITAL BANCORP, INC. TO PRESENT AT ROTH CAPITAL
                 PARTNERS GROWTH STOCK CONFERENCE ON MARCH 18, 2003

Irvine, CA - March 12, 2003 - Commercial Capital Bancorp, Inc. ("CCBI" or the "Company"), (NASDAQ: "CCBI"), announced today that it has been invited to participate in the 15th Annual Roth Capital Partners Growth Stock Conference to be held at the St. Regis Monarch Beach Resort & Spa, in Dana Point, CA on Tuesday, March 18, 2002. Stephen H. Gordon, Chairman and CEO, and David S. DePillo, Vice Chairman / President and COO, of CCBI, are scheduled to present an overview of the Company and discuss its 2002 performance from 4:30 p.m. to 5:00 p.m.

Attendance at the Roth Capital Partners conference is by invitation only. Investors, analysts and the general public may listen to and view the presentation via a live webcast. Individuals interested in listening to the webcast should allow sufficient time prior to the presentation to register and login. On the day of the event, a link to the webcast will be available on the Company's website www.commercialcapital.com, or through Wall Street Webcasting http://www.twst.com/econf/mm/roth2/ccbi.html. An archive of the webcast will be
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available for thirty days following the presentation, beginning at 6:00 p.m.
March 18, 2003. Mr. Gordon's and Mr. DePillo's presentation materials will be available in the "News" section of the Company's website prior to the beginning of their presentation.


Commercial Capital Bancorp, Inc., headquartered in Irvine, CA, is a multifaceted financial services company which provides financial services to meet the needs of its client base of middle market commercial businesses, income-property real estate investors, high net-worth individuals, families and professionals. Commercial Capital Bank (the "Bank"), the Company's banking subsidiary, was the fastest growing banking organization in Orange County, based on percentage growth in total assets on a quarterly basis over the 24 months ended September 30, 2002 (source: www.fdic.gov). The Bank has three full service branches located at the Company's headquarters in Irvine, Riverside, and in Rancho Santa Margarita, CA. Financial Institutional Partners Mortgage Corporation ("FIPMC"), the Company's mortgage banking subsidiary, was the 4th largest multi-family lender in California during the 12 months ended December 31, 2002 having originated $748.6 million of multi-family and commercial real estate loans during the year. FIPMC has originated approximately $2.0 billion in multi-family and commercial real estate loans since its inception through December 31, 2002 and has loan origination offices in Sacramento, Corte Madera (Marin County), Oakland, Burlingame, Woodland Hills, Los Angeles, Irvine, and San Diego. ComCap Financial Services, Inc., the Company's NASD registered broker dealer, provides fixed income and mortgage-backed securities advisory and brokerage services to corporations, high net worth individuals and other financial institutions. At December 31, 2002, CCBI had total assets of $849.5 million.

The webcast and presentation referenced in this release may include forward-looking statements (related to each company's plans, beliefs and goals), which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. CCBI undertakes no obligation to revise or publicly release any revision to these forward-looking statements.